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                                                                    EXHIBIT 5.1


                                        March 26, 1998

Health Systems Design Corporation
1330 Broadway
Oakland, CA  94612

          Re:  Registration Statement on Form S-8/
               Health Systems Design Corporation
               1996 Omnibus Equity Incentive Plan, as Amended

Ladies and Gentlemen:

          At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Health Systems Design Corporation 1996 Omnibus Equity Incentive Plan, as amended (the "Plan"), of up to 500,000 additional shares of common stock, $0.001 par value ("Common Stock"), of Health Systems Design Corporation, a Delaware corporation (the "Company").

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 500,000 additional shares of Common Stock to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts"

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Health Systems Design Corporation
March 26, 1998
Page 2


within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                         Very truly yours,


                         /s/ Orrick, Herrington & Sutcliffe LLP


                         ORRICK, HERRINGTON & SUTCLIFFE LLP